Exhibit 10.1

THIRD AMENDMENT TO FIRST AMENDED

AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is executed as of October 1, 2014 (the "Execution Date") by JPMORGAN CHASE BANK, N.A, as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender, ESCALADE, INCORPORATED, as the Borrower, and the other Loan Parties party hereto.

Recitals

A.           This Amendment is executed in respect of the First Amended and Restated Credit Agreement, dated as of August 27, 2013 (as amended by the First Amendment to First Amended and Restated Credit Agreement, dated as of November 13, 2013 and by the Second Amendment to First Amended and Restated Credit Agreement, dated as of June 30, 2014, the "Credit Agreement"), executed by and among Escalade, Incorporated, an Indiana corporation, as the Borrower, the other Loan Parties party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender ("Chase").

B.           The Borrower is requesting that Chase, which as of the Execution Date is the sole Lender, the Swingline Lender, the Issuing Bank and the Administrative Agent, agree to amendments to the Credit Agreement, as provided in and subject to the terms of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Borrower, the other Loan Parties party hereto and Chase, as Lender, Swingline Lender, the Issuing Bank and the Administrative Agent, agree as follows:

1.            Definitions. All terms used in this Amendment, including its Recitals, that are defined in the Credit Agreement and not otherwise defined herein, shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement.

2.            Amendments to the Credit Agreement. Effective as of the Execution Date, the Credit Agreement is amended as follows:

(a)           New Defined Terms. Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical position:

"Agreement" means this First Amended and Restated Credit Agreement, dated as of August 27, 2013, by and among the Borrower, the other Loan Parties party hereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, Issuing Bank, Swingline Lender and as a Lender, as amended, restated and/or modified from time to time.

"intimus" means intimus International GmbH, a German corporation.

"Olympia" means Olympia Business Systems, Inc., a Delaware corporation.

"Wedcor" means Wedcor Holdings, Inc., an Indiana corporation formerly known as Martin Yale Industries, Inc.

"Wedcor Asset Disposition" means the sale from Wedcor to Olympia of all of the assets of Wedcor necessary or useful to its information security business, but specifically excluding the real property located at 251 Wedcor Avenue, Wabash, Indiana 46992, the lease between Wedcor and Martin Yale Buyer, this Agreement and all related agreements to which Wedcor is a party, any securities owned by Wedcor reflecting an equity ownership interest in any Person or Affiliate of Wedcor, including without limitation, in intimus and in Neoteric Industries, Inc., a Taiwanese corporation, cash, bank accounts, cash equivalents and other similar types of investments held or owned by Wedcor, any federal, state, local or foreign tax refund and all books and records relating to the information security business, among other Excluded Assets (as defined in the Asset Sale and Purchase Agreement dated as of October __, 2014 by and among Wedcor and Olympia).

"Wedcor Contribution" means the contribution from Wedcor to intimus of all repayment claims of Wedcor against intimus under a shareholder loan and a loan provided by Borrower to intimus.

"Wedcor Guaranty" shall mean the guaranty by Borrower in favor of the Wedcor Stock Buyer of the Wedcor Indemnification Obligations.

"Wedcor Indemnification Obligations" shall mean (i) the indemnification obligations of Wedcor to the Wedcor Stock Buyer pursuant to the Agreement for the sale and purchase of all of the shares in intimus International GmbH and Olympia Business Systems, Inc. executed in connection with the Wedcor Stock Disposition and (ii) the indemnification obligations of Wedcor to Olympia pursuant to the Asset Sale and Purchase Agreement executed in connection with the Wedcor Asset Disposition, up to an aggregate maximum amount of 750,000 Euros with respect to both the Wedcor Stock Disposition and the Wedcor Asset Disposition plus the amount of any indemnification obligations of Wedcor relating to taxes triggered by the Wedcor Contribution, certain tax liabilities relating to Olympia, the liquidation of certain intimus subsidiaries, and certain payments by intimus to Wedcor or its U.S. affiliates subsequent to December 31, 2013.

"Wedcor Stock Buyer" means Pitney Bowes España, S.A.U., a company incorporated under the laws of Spain.

"Wedcor Stock Disposition" means the sale by Wedcor to Wedcor Stock Buyer of all of the issued shares in intimus and Olympia.

(b)           Amended Definitions. The following definitions set forth in Section 1.01 of the Credit Agreement are amended and restated as follows:

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"LIBO Rate" means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the "LIBO Screen Rate") at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if any LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an "Impacted Interest Period"), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, to the extent that "LIBO Rate" or "Adjusted LIBO Rate" is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

"Designated Persons" means any Person listed on a Sanctions List or any Person in which a Person listed on a Sanctions List has 50% or greater ownership interest or that is otherwise controlled by a Person listed on a Sanctions List.

(c)           Amendment to Section 6.01. Section 6.01 of the Credit Agreement is amended as follows:

(i)          By deleting "and" following the semicolon in subsection (j);

(ii)         By deleting the period at the end of subsection (k) and replacing it with "; and"; and

(iii)        By inserting a new subsection (l), which shall read in its entirety "the Wedcor Indemnification Obligations."

(d)           Amendment to Section 6.04. Section 6.04 of the Credit Agreement is amended as follows:

(i) Subsection 6.04(c)(i) is hereby amended and, as so amended, restated in its entirety to read as follows:

"(i)          Intentionally Deleted; and"

(ii) Subsection 6.04(d)(i) is hereby amended and, as so amended, restated in its entirety to read as follows:

"(i)          Intentionally Deleted; and"

(iii) Subsection 6.04(e)(i) is hereby amended and, as so amended, restated in its entirety to read as follows:

"(i)          Intentionally Deleted; and"

(iv)        By deleting the "and" following the semicolon in subsection (q);

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(v)         By deleting the period at the end of subsection (r) and replacing it with "; and"; and

(vi)        By inserting a new subsection (s), which shall read in its entirety "the Wedcor Guaranty."

(e)          Amendment to Section 6.05. Section 6.05 of the Credit Agreement is amended as follows:

(i) By deleting the "and" following the semicolon in subsection (h);

(ii) By inserting new subsections (j) and (k), which shall read in their entirety as follows:

"(j) the Wedcor Contribution; and

(k) the Wedcor Asset Disposition and the Wedcor Stock Disposition; provided that neither the Wedcor Asset Disposition nor the Wedcor Stock Disposition shall be considered a Prepayment Event and any Net Proceeds of the Wedcor Asset Disposition and the Wedcor Stock Disposition shall not be required to be applied to the Obligations as provided in Section 2.11(c) of this Agreement;"; and

(iii) By deleting the parenthetical in the final proviso of Section 6.05 of the Credit Agreement and replacing it with the following: "(other than those permitted by paragraphs (b), (f), (h), (i), (j) and (k) above)".

(f)          Amendment of Section 6.09. Section 6.09 of the Credit Agreement is amended and restated as follows:

"SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower's board of directors and (i) the Wedcor Contribution. Notwithstanding the foregoing, no Loan Party shall, nor shall it permit any Subsidiary to make any payment, dividend or transfer any money to Escalade Insurance except that the Loan Parties and their Subsidiaries may pay insurance premiums which are due and payable to Escalade Insurance for insurance provided in the ordinary course of business by or through Escalade Insurance to the Loan Parties or their Subsidiaries."

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3.            Representations and Warranties of the Borrower. Each Loan Party represents and warrants to Chase, as the Lender, Swingline Lender, Issuing Bank and the Administrative Agent as follows:

(a)          (i) The execution, delivery and performance of this Amendment and all agreements, instruments and documents delivered pursuant hereto by each Loan Party have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction or writ presently in effect applying to any Loan Party, or the articles of incorporation of any Loan Party, or result in a breach of or constitute a default under any material agreement, lease or instrument to which any Loan Party is a party or by which any Loan Party or any of their respective properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by any Loan Party of this Amendment and all agreements, instruments and documents delivered pursuant hereto; and (iii) this Amendment is the legal, valid and binding obligation of each Loan Party and is enforceable against each Loan Party in accordance with its terms.

(b)          The representations and warranties contained in Article III of the Credit Agreement are true and correct on and as of the Execution Date with the same force and effect as if made on and as of the Execution Date.

(c)          No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the Execution Date.

(d)          The Borrower's constituent documents (articles of incorporation and by-laws) have not been amended or otherwise changed since April 22, 2014. No Guarantor's constituent documents (articles of incorporation and by-laws) have been amended or otherwise changed since August 27, 2013.

(e)           Since December 31, 2013, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

4.            Release of Olympia as a Loan Party. As of the Execution Date, and subject to the satisfaction of the conditions precedent contained in Section 5 of this Amendment, Lenders hereby release Olympia Business Systems, Inc., a Delaware corporation, from its Guarantee, its Security Agreement, the Credit Agreement and any and all other Loan Documents to which it may be a party.

5.            Conditions. The obligation of Chase, as Lender, Swingline Lender, Issuing Bank and the Administrative Agent, to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Execution Date:

(a)          This Amendment shall have been executed by the Borrower and each Loan Party, and delivered to Chase, and executed by Chase, as Lender, Swingline Lender, Issuing Bank and Administrative Agent;

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(b)          The Second Amendment to Pledge and Security Agreement, dated as of the date hereof, executed by Wedcor in favor of Chase, shall have been executed by Wedcor and delivered to Chase;

(c)          Chase shall have received a Certificate of Existence for the Borrower and each Guarantor issued by the Secretary of State of its jurisdiction of organization not more than thirty (30) days prior to the Execution Date;

(d)          Chase shall have received copies, certified as of the Execution Date, of such corporate documents or resolutions of the Borrower and each Guarantor as Chase may request evidencing necessary corporate action by the Borrower and each Guarantor with respect to this Amendment and all other agreements or documents delivered pursuant hereto as Chase may request;

(e)          Chase shall have obtained a UCC search certificate for the Borrower and each Guarantor issued by the Secretary of State of the jurisdiction where such Person is located (as such term is used in Article 9 of the UCC) not more than thirty (30) days prior to the Execution Date which certificates shall show the Administrative Agent having a first priority security interest in substantially all of the assets of each of the Borrower and the Guarantors subject only to Liens permitted by the Credit Agreement;

(f)          Chase shall have received a fully executed copy of the Asset Sale and Purchase Agreement by and between Wedcor Holdings, Inc. ("Wedcor") and Olympia Business Systems, Inc. ("Olympia"), dated as of the date hereof, including all exhibits and schedules thereto, in form and substance acceptable to Lenders and evidence that all conditions precedent to the sale of certain assets of Wedcor to Olympia are satisfied and all legal matters incident to the sale of certain assets of Wedcor to Olympia are reasonably satisfactory to the Lender and its counsel; and

(g)          Chase shall have received a fully executed copy of the Agreement for the Sale and Purchase of all of the Shares in intimus International GmbH ("intimus") and Olympia, dated as of the date hereof, including all exhibits and schedules thereto, in form and substance acceptable to Lenders and evidence that all conditions precedent to the sale by Wedcor of all of the issued shares in intimus and Olympia are satisfied, and all legal matters incident to the sale by Wedcor of all of the issued shares in intimus and Olympia are reasonably satisfactory to the Lender and its counsel.

6.           Further Agreements and Acknowledgements. The Borrower and each Guarantor each hereby further agree and acknowledge that the Borrower shall reimburse Chase for or pay, within ten (10) days of the date of their receipt of billing from Chase, the reasonable fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to the Lender, the Issuing Bank and the Administrative Agent, for the preparation and closing of this Amendment.

7.           Consent and Representations of Guarantors.

(a)          Each Guarantor, by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Borrower, Chase (as a Lender and Issuing Bank) and the Administrative Agent of this Amendment and all agreements, instruments and documents delivered pursuant hereto, and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of its obligations under its respective Unlimited Continuing Guaranty, dated as of April 30, 2009, in favor of the Administrative Agent for the benefit of each of the Lenders and the Administrative Agent (each a "Guaranty") or provide a defense, set-off or counterclaim to it with respect to any of its obligations under its Guaranty or any other Loan Documents. Each Guarantor affirms to Chase and the Administrative Agent that its Guaranty is in full force and effect, is a valid and binding obligation, and continues to guaranty payment of and secure and support the Secured Obligations, now existing or hereafter arising.

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(b)          The request for and the grant of the confirmations, consents and waivers given herein shall not establish a course of conduct or dealing between Chase and the Guarantors and shall not impose any obligation on Chase to consult with, notify or obtain the consent of the Guarantors in the future if the financial accommodations provided by the Lenders to Borrower should be revised, amended or increased.

8.            Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

9.            Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and shall not be affected by any investigation made by any person. Except as expressly provided otherwise in this Amendment, the Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

10.          Counterparts/Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By:	/s/ Thomas W. Harrison
Name: Thomas W. Harrison
Title: Senior Vice President

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

BORROWER:

ESCALADE, INCORPORATED

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

OTHER LOAN PARTIES:

BEAR ARCHERY, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

EIM COMPANY, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

ESCALADE INSURANCE, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

ESCALADE SPORTS PLAYGROUND, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

HARVARD SPORTS, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

WEDCOR HOLDINGS, INC. f/k/a Martin Yale Industries, Inc.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

OLYMPIA BUSINESS SYSTEMS, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

SOP SERVICES, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

U.S. WEIGHT, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

INDIAN INDUSTRIES, INC.

By:	/s/ Deborah Meinert
Name: Deborah Meinert
Title: VP and Secretary

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]